Exhibit 99.1

NEWS RELEASE Constar International Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

For Immediate Release

Constar International Inc. Discloses Current Revolver Availability of $48.1 Million

Philadelphia, PA – September 22, 2005 — Constar International Inc. (NASDAQ: CNST) announced today that as of September 21, 2005, the Company had drawn $10 million on its $70 million revolving credit facility and outstanding letters of credit totaled $11.9 million. The collateral value supporting the facility, which the Company determines monthly, exceeded the $70 million commitment as of August 31, 2005. Therefore, as of September 21, 2005, the Company’s availability under its revolver was $48.1 million. Availability at June 30, 2005 was $45.4 million.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release to differ include the Company’s ability to maintain sufficient availability under the Company’s revolving credit facility and raw material prices. Other important factors are discussed under the caption “Cautionary Statement Regarding Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

About Constar

Philadelphia-based Constar is a leading global producer of PET (polyethylene terephthalate) plastic containers for food, soft drinks and water. The Company provides full-service packaging solutions, from product design and engineering, to ongoing customer support. Its customers include many of the world’s leading branded consumer products companies.

For more information, contact:

William S. Rymer, Executive Vice President and Chief Financial Officer, (215) 698-5095

Ed Bisno, Bisno Communications, (917) 881-5441

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